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                                                                   EXHIBIT 10.38

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

                 This First Amendment (the "First Amendment"), dated as of October 2, 1995, amends that certain Asset Purchase Agreement (the "Agreement"), dated as of September 5, 1995, by and between First Nationwide Mortgage Corporation, a Delaware corporation ("Buyer"), and Lomas Mortgage USA, Inc., a Connecticut corporation (the "Company").

                 WHEREAS, Buyer and the Company previously entered into the Agreement, pursuant to which Buyer will acquire certain assets and assume certain liabilities of the Company, all as more fully set forth in the Agreement; and

                 WHEREAS, Buyer and the Company desire to amend certain provisions of the Agreement;

                 NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein and in the Agreement, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                 1. The first paragraph of the recitals to the Agreement is hereby amended in its entirety to read as follows:

                          WHEREAS, the Company is engaged in the business of
                 servicing, subservicing and master servicing mortgage loans (the "Servicing Business"), including (i) the servicing and subservicing of mortgage loans held in pools securing mortgage-backed securities guaranteed by the Government National Mortgage Association ("GNMA"), (ii) the servicing of certain mortgage loans held in pools securing mortgage- backed securities held by the Bond Program Agencies (as defined herein) and issued and guaranteed by the Federal National Mortgage Association ("FNMA") pursuant to the Bond Programs (as defined herein) (the servicing and subservicing of such mortgage loans by the Company as described in clauses (i) and
                 (ii) is referred to herein as the "Purchased Servicing") and
                 (iii) the master servicing of mort-
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                 gage loans held in pools evidenced by pass-through
                 certificates (A) held by the California Public Employees' Retirement System ("CALPERS") and issued pursuant to the CALPERS Member Home Loan Conduit Program, (B) issued by the Texas Veterans Land Board, or (C) otherwise issued or guaranteed by FNMA and master serviced by the Company under FNMA seller-servicer number 21055 (the master servicing by the Company of all such mortgage loans is referred to herein as the "Purchased Master Servicing"); and

                 2. The definitions of "GNMA Servicing" and "CALPERS Master Servicing" are hereby deleted and in each place in the Agreement where such terms appear, the terms "Purchased Servicing" and "Purchased Master Servicing", respectively, are hereby substituted in place thereof.

                 3. The following definitions are hereby added to Article I of the Agreement as follows:

                 Buyer Repurchase Agreement -- That certain Master Repurchase Agreement, dated as of September 19, 1995, by and between Buyer and the Company, including all annexes, exhibits and schedules thereto.

                 Purchased Servicing -- As defined in the recitals hereof.

                 Purchased Master Servicing -- As defined in the recitals hereof.

                 4. The definition of Mortgage Loan in Article I of the Agreement is hereby amended in its entirety to read as follows:

                 Mortgage Loan -- (A) Any closed mortgage loan, whether or not the related mortgage is included in a securitized portfolio, evidenced by a note or notes duly secured by mortgages or deeds of trust, which loan, whether single-family or multi-family, is (i) serviced or subserviced by the Company and comprises part of the Purchased Servicing, (ii) master serviced by the Company and comprises part of the Purchased Master Servicing or (iii) a loan the Servicing Rights




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                 for which are owned by LMP, (B) the Warehouse Loans and (C) a secured personal loan serviced by the Company pursuant to the CALPERS Member Home Loan Conduit Program.

                 5. The definition of Warehouse Lines in Article I of the Agreement is hereby amended in its entirety to read as follows:

                 Warehouse Lines -- The Bank Warehouse Line, the FNMA Line, the DLJ Line and the Buyer Repurchase Agreement.

                 6. The definition of Warehouse Loans in Article I of the Agreement is hereby amended in its entirety to read as follows:

                 Warehouse Loans -- The mortgage loans (i) owned by the Company and held for sale, other than the Warehouse For Others or (ii) which have been sold by the Company under agreements to repurchase such loans pursuant to the terms of any of the Warehouse Lines.

                 7. Section 2.3(c) of the Agreement is hereby amended by substituting, in place of the words "$27 million," in each place where such words appear, the words "$35 million,".

                 8. Section 2.5(h) of the Agreement is hereby amended in its entirety to read as follows:

                          (h) Adjustment for Warehouse Lines. The Base Purchase Price shall be (i) decreased by the amount, if any, by which the aggregate amount of all obligations of the Company outstanding and owing under the Warehouse Lines (exclusive of all such outstanding obligations relating to funds advanced to fund the Warehouse For Others) exceeds $302,013,000, or (ii) increased by the amount, if any, by which $302,013,000 exceeds the aggregate amount of all obligations of the Company outstanding and owing under the Warehouse Lines (exclusive of all such outstanding obligations relating to funds advanced to fund the Warehouse For Others).





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                 9.       Section 2.5(j) of the Agreement is hereby amended by
adding the words "and as further adjusted pursuant to the terms of Section 2.6," before the words "is referred to herein as the "Final Purchase Price" in the last sentence of such section.

                 10. Section 2.6 of the Agreement is hereby amended in its entirety to read as follows:

                          2.6  Bond Program Loans

                          (a) The amount payable by Buyer to the Company pursuant to Section 2.3(d) hereof on the 120th day following the Closing shall be decreased by (i) the aggregate amount of the net loss on each Bond Program Loan as of the Closing Date, computed pursuant to Section 2.5(f), without regard to the adjustment made pursuant to Section 2.5(d), which Bond Program Loan was not a Consenting Bond Program Loan as of the 120th day following the Closing Date and (ii) 1.10% multiplied by the unpaid principal amount as of the Closing Date of each Closing Portfolio Loan held in a Pool securing mortgage-backed securities held by a Bond Program Agency from which the Company shall not have received its written consent, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated by this Agreement as of the 120th day following the Closing Date. The deductions contemplated by this Section 2.6(a) shall be taken into account by the parties in calculating the Final Purchase Price pursuant to
                 Section 2.5.

                          (b) If any Bond Program Loan becomes a Consenting Bond Program Loan after the 120th day following the Closing Date but on or before the one-year anniversary of the Closing Date, then the amount of the loss with respect to such loan deducted pursuant to Section 2.6(a) shall be added to the Final Settlement Amount. If the Company shall have received a consent from any Bond Program Agency, after the 120th day following the Closing but on or before the one-year anniversary of the Closing Date, with respect to which a deduction shall have been





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                 made pursuant to clause (ii) of subsection (a) above, then the aggregate amount of all such deductions so made with respect to each such Bond Program Agency from which a consent shall have been received shall be added to the Final Settlement Amount.

                          (c) If any Bond Program Loan is held by Buyer on the one-year anniversary of the Closing Date, such loan shall be marked-to-market as of such date in accordance with the provisions set forth on Exhibit 2.5, and the aggregate amount of gains or losses with respect to all such Bond Program Loans as compared to the aggregate amount of gains or losses with respect to such loans computed as of the Closing Date as set forth in the Closing Adjustment Documents shall be deducted from or added to, as the case may be, the Final Settlement Amount payable by Buyer pursuant to Section 2.7.

                 11. Section 5.11 of the Agreement is hereby amended in its entirety to read as follows:

                          5.11  Payment of Warehouse Lines;
                                Release of Warehouse Loans

                          On or prior to the Closing, Buyer shall take such
                 action as is necessary to (i) pay off in full on behalf of the Company all outstanding principal and accrued interest owing under the Bank Warehouse Line, the FNMA Line and the DLJ Line other than any such outstanding obligations relating to the Warehouse For Others and (ii) cancel all outstanding repurchase obligations owing under the Buyer Repurchase Agreement as of the Closing Date. The Company shall, with the cooperation of Buyer, cause all Encumbrances on the Warehouse Loans to be released upon Buyer's payments in accordance with this Section 5.11, such that, at the Closing, Buyer shall acquire title to the Warehouse Loans free and clear of any Encumbrances.

                 12. Schedule II and Schedule V to the Agreement are hereby amended by adding to each of such schedules the following items:





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         o       Texas Veterans Land Board Master Servicing Agreement

         o       FmHA Master Servicing under FNMA seller-servicer 21055

                 13. Schedule II to the Agreement is hereby amended to delete the item "Tuttle & Co. contract" from such schedule.

                 14. The parties hereby agree that, for purposes of computing the adjustment to the Base Purchase Price for the net gain or loss on Rate-Locked Pipeline Loans and Investor Commitments pursuant to Section 2.5(d) of the Agreement, all trades which were assigned by the Company to Buyer in connection with Buyer's purchase of mortgage loans under the Buyer Repurchase Agreement shall be included in such price adjustment calculation as though such trades had not been assigned by the Company.

                 15. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

                 16. This First Amendment may be executed in counterparts, or facsimiles thereof, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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                 IN WITNESS WHEREOF, the parties have executed this First
Amendment as of the date first set forth above.


                                        FIRST NATIONWIDE MORTGAGE CORPORATION


                                        By: /s/ LAWRENCE P. WASHINGTON
                                            ---------------------------------
                                            Name: Lawrence P. Washington
                                            Title: EVP



                                        LOMAS MORTGAGE USA, INC.


                                        By: /s/ ERIC D. BOOTH
                                            ---------------------------------
                                            Name: Eric D. Booth
                                            Title: CEO





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